EXHIBIT 10.18

             Lease - 4503 NW 103rd Ave., Suite 200, Sunrise, Florida


                                      LEASE


THIS LEASE AGREEMENT,  entered into this 25th day of January, 2002, between Gene
L. and Collette M. Herman, ("Lessor"), and Sense Technologies, Inc., ("Lessee"), whose address is 4503 NW 103rd Ave. Suite 200, Sunrise, FL 33351.


                                   WITNESSETH:

NOW, THERFORE, in consideration of the mutual promises hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Lessor hereby leases to Lessee, and Lessee hereby from Lessor the premises at
the  Brent  Park  3  Building   containing   approximately   7,474  square  feet
("Premises").

2. The term of the this lease (the "Term") shall be for 3 years, commencing on March 1, 2002.

3. (a) During the Term of this Lease, Lessee covenants and agrees to pay Lessor a fixed minimum rent at an annual rate of $37,860.00, plus applicable sales and other taxes, which annual rate shall increase by the same percent as the Consumer Price Index each year or by 5%, whichever is greater during the Term, (the "Fixed Minimum Rent"). the Fixed Minimum Rent shall be payable in equal monthly installments in advance on the first day of each month during the term at the office of Lessor or such other place as Lessor may designate, without any setoff or deduction whatsoever, the first installment to be paid on the delivery of this Lease, except that in the event the commencement date shall be a date other than the first day of a calendar month, Lessee shall on the commencement date pay Lessor an amount equal to the pro-rate rent from the commencement date to the end of such calendar month. All adjustments of rents, costs, charges and expenses which Lessee assumes, agrees, or is obligated to pay to Lessor pursuant to this Lease shall be deemed additional rent (the "Additional Rent") which Lessee covenants to pay when due. In the event of non-payment of Additional Rent, Lessor shall have all the rights and remedies with respect thereto as herein provided for in case of non-payment to Fixed Minimum Rent.

     (b) Lessor acknowledges receipt from Lessee of the sum of $4,664.00, which sum shall be held by Lessor as security (the "Security") for the performance by Lessee of all the terms, conditions, stipulations, promises, covenants and agreements contained in this Lease and to be performed by Lessee, as well as security for the return by Lessee to Lessor of the premises in accordance with the terms of this Lease, Further, in respect to the Security, Lessor and Lessee agree as follows:

     (i) In the event of a default of any kind or nature by the Lessee under this Lease, then and in such event, Lessor shall not be required to return any part or portion of the Security. In this event, Lessor may either retain the Security as liquidated and stipulated damages, or Lessor may retain the same and apply it toward actual damages sustained by Lessor by reason of Lessee's default. Lessor and Lessee agree that in the event of a default by Lessee under this Lease the damages sustained by Lessor would be undeterminable and, therfore, have agreed that the Security shall be liquidated and stipulated damages as set forth. However, under no circumstances shall Lessor be deprived of any other remedies as the law may furnish or as agreed upon in this Lease.

     (ii) If Lessee shall not be in default hereunder upon the expiration of this Lease, and Lessee returns the Premises to Lessor in accordance with the terms of this Lease in the same order of condition under which they were received (subject to normal wear and tear), Lessor shall return to Lessee the Security.

     (iii) In the event of a sale of the Premises, Lessor shall have the right ot transfer the Security to the vendee and Lessor shall thereupon be released by lessee for all liabilities for the return of the Security; and Lessee agrees to look to the new Lessor solely for the return of the Security; and it is agree d that the provisions hereof shall apply to every transfer or assignment made of the Security to a new Lessor.

4. In addition to the Fixed Minimum Rent , Lessee shall pay the following additional amounts which shall be deemed part of the Rent:

     (i) A "Common Area Charge" which shall be based on Lessee's pro-rata share of the square footage of Lessee's Premises and the aggregate number of square footage of leasable building space in the Brent Park 3 Building, which shall include all costs of owning, operating and insuring the Brent Park 3 Building, including but not limited to real estate taxes, insurance, assessments, and maintenance, water and sewer used in the normal course of operation for the intended use of Premises, (Leasable building space). During the first year of this Lease, the Common Area Charge shall be $2.00 per square foot per year and shall be payable monthly in advance as additional rent.

In addition to the foregoing, Lessee shall pay the following:

     (i) all taxes and assessments which may , during the Term be charged, levied, assessed or imposed upon, or become a lien upon the personal property of Lessee in the operation of the Premises or in connection with Lessee's business conducted on the Premises;

     (ii) all costs, utilities, and other charges incurred by Lessee during the term of this Lease.

     (iii) all maintenance, operation and repair expenses of any kind or description now or hereafter existing on the Premises, and each part thereof, including, but specifically not limited to window, plumbing and heating systems, air conditioning systems, and all other charges associated with the interior of the Premises.

     (iv) the costs of all alterations of whatever character, structural or otherwise, undertaken by Lessee at any time during the Term:

     (v) the premium for the maintenance of fire and extended coverage insurance covering the Premises against loss or damage by other risks now or hereafter embraced by "extended coverage", so called, in amounts sufficient to prevent Lessor or Lessee from becoming co-insurers under the terms of any applicable policies:

     (vi) the premiums for the maintenance of comprehensive general liability insurance, including property damage, insuring Lessor and Lessee against liability to persons or property occurring in or about the Premises or arising out of the ownership, maintenance, use or occupancy thereof (the liability under such insurance will not be less than $500,000 CSL (Combined Single Limit), naming Gene L. and Collette M. Herman as Additional Insured.

5. Advertising and Signs - Lessee shall not paint, display, inscribe, maintain or affix any sign, picture, advertisement, notice, lettering or direction on any part of the outside of the Premises without prior approval by the Lessor and the City of Sunrise. Lessor reserves the right to remove, at Lessee's expense, all matter other than that above provided for without notice to Lessee. All signage to conform to City of Sunrise Code.

6. Alterations - Lessee shall not make any changes, alterations, or additions to the premises without first obtaining the written consent of the Lessor and in no event to do anything that shall weaken the Building or structure now on or that may hereafter be erected on the premises. At the discretion of the Lessor, all alterations will be removed and the premises returned to the original condition.

7. Leasehold improvements - Lessee shall not make any leasehold improvements to the premises without first obtaining the written consent of the Lessor. All improvements will be made in accordance with the requirements of the City of Sunrise and the South Florida Building Code. All leasehold improvements become the property of the Lessor upon termination of the Lease.

8. Default of Rent - All covenants and agreements herein made and obligations assumed are to be construed also as conditions and these presents are upon the express condition that if Lessee should fail to pay when due any one of the aforesaid installments of rent, or should fail to perform or observe any of the covenants, agreements or obligations herein made or assumed by said Lessee, then and thenceforth, in any of said events, this Lease may be forfeited and thereby become null and void at the option of the Lessor, and said Lessor may immediately, or at any time after the breach of said covenants, re-enter said Premises and Building, or any part therefore in the name of the whole, and repossess and have the same as of Lessor's former estate and remove therefrom all goods and chattels not thereto properly belonging, and expel said Lessee and all other persons who may be in possession of said premises and Building. Lessee shall have 30 days from due date to cure such default or as provided by Law.

9. Subletting - The Lessee shall not assign or sublet the premises not any part thereof without the written consent of the Lessor. Which consent shall not unreasonably be withheld.

10. Not to permit or suffer any noise, disturbance or nuisance whatsoever on said premises detrimental to same of annoying to the neighbors, and that no representation as to the condition of said premises have been made by the Lessor and that no obligation as to the repairing, adding to, or improving said premises has been assumed by the Lessor and that no oral arrangements have been entered into in consideration of making this Lease other than set out within this Lease.

11. Lessee, for itself, its agents, employees, invitees and customers agree to the following regulations regarding the use of driveways and designated parking areas. No vehicle larger than the "designated space" shall be permitted to park within Brent Park 3, no vehicle which cannot operate on its own power is to be brought into Brent Park 3, no vehicles are to be "stored" anywhere on the property outside of the building. The Lessor shall have the right to designate where vehicles controlled by the Lessee are to be parked within Brent Park 3, so as to keep a "balanced", safe and convenient parking load throughout Brent Park
3. Lessor shall have the right, after notice, to have vehicles towed that are in violation of these regulations, and further, the Lessee agrees that the Lessor shall be the final judge of interpreting, applying and if needed, modifying all parking, driveway and vehicular use regulations within Brent Park 3.

12. Attorney fees - Lessee agrees to pay all costs of collection, including reasonable attorney fees, if all or any part of the rent reserved herein is collected after maturity with the aid of an attorney; should it become necessary for either party to employ an attorney to enforce the terms and provisions of this Lease through any Court proceeding, then the prevailing party shall be entitled to recover all of its costs, including a reasonable attorney's fee.

13. Sense Technologies letter dated 1/24/02, copy attached, is intended to be part of this lease agreement.

Signed in the presence of:                           Lessor

(As to Lessor):

-----------------------------

_____________________________               By:_____/Gene Herman/________
                                                    -------------
                                                    Authorized Agent

(As to Lessee):
_____________________________            Lessee:_______/Andrew Goldrich/______
                                                --------------------------------
                                                       VP, Sense Holding, Inc
-----------------------------                   ------------------------------

                                             Attest:__/Joseph D. Garrity/ ___
                                                    ------------------------



Fixed Minimum Rent Each Month       3,155.00      *See Sense Tech, Inc.
Common Area Charge Each Month       1,245.00       Letter Dated 1/24/02
6% Sales Tax                          264.00
                                    ---------
Total Due 1st Day of Each Month     4,664.00

INITIAL DEPOSIT

1st Month Rent                      4,664.00
Last Month Rent                     4,664.00
Security Deposit                    4,664.00
                                    --------
Total Due                          13,992.00


Make Checks payable to:    GENE L. HERMAN
                           10291 NW 46TH STREET
                           SUNRISE, FL 33351

[Sense Letterhead]



Gene L. Herman, P.E.                                        January 24, 2002
Herman Construction Services, Inc.                      Via Fax:  954 749-1804
10291 NW 46th Street
Sunrise, FL 33351-7964

Re:  4503 NW 103 Ave., Sunrise


Dear Mr. Herman:

     This letter is to inform you that we would like to lease the above referenced spaced under the following conditions:

          1) Term to start March 1, 2002 and end February 28, 2005, with 2 three year options;

          2) Space made available for occupation by tenant as of February 1, 2001;

          3) Monthly Rent paid $3,000 in cash, and $1,400 in stock discounted 25% to market; a. Example of stock transaction, stock trading at $1.00 at time of grant, landlord receives $1,400 worth of stock at $.75 or 1,867 shares, gain to landlord $467;

          4) AllOffice area needs new carpet;

          5) New paint throughout the space;

          6) Ceiling tiles that need replacing must be replaced to match throughout space;

          7) Light covers that need replacing must be replaced to match throughout space;

          8) Loft needs carpet with phone and power drops for fourteen workstations around circumference of space. One power and phone in center of space;

          9) 2 offices in warehouse under mezzanine; and,

          10) Reservation by tenant to have landlord complete improvement of changing two large offices in southwest corner of Suite 200 into more functional office space.

We would like to complete this lease as soon as possible. Please call me if you have any questions. There is no objection to the form of your standard lease.


                                                      Sincerely,

                                                      /Andrew Goldrich/
                                                       Andrew Goldrich
                                                       Sense Holdings, Inc.